                                                                    EXHIBIT 10.1


                               AMENDED AND RESTATE
                              EMPLOYMENT AGREEMENT

      This Amended and Restated Employment Agreement (this "Agreement") dated November 13, 2003 (the "Effective Date") amends and restates in its entirety the Employment Agreement originally effective as of February 2, 2001 by and between Northwest Biotherapeutics, Inc., a Delaware corporation, (the "Company"), and Alton Lee Boynton (the "Executive").

      The Company and Executive hereby agree as follows:

1.    EMPLOYMENT

The Company will employ Executive and Executive will accept employment by the Company as President, Chief Operating Officer and Chief Scientific Officer. During Executive's employment, Executive shall serve the Company faithfully and to the best of his ability, devoting substantially all his working time, attention and energies to the business of the Company, unless otherwise approved in writing by the Board of Directors of the Company (the "Board"). Subject to the direction of the Board, Executive will have such reasonable duties, responsibilities, powers and authority as are prescribed by the Company's Board of Directors. Executive shall not engage in any other business activity (except the management of personal investments, charitable and civic activities, and, upon completion of an initial public offering of the Company's Common Stock, participation as a director for companies that do not compete with the Company, that in the aggregate do not interfere with the performance of Executive's duties) without first obtaining the written consent of the Board, but such consent shall not unreasonably be withheld.

2.    TERM OF AGREEMENT

The term of this Agreement ("Term") shall commence on February 2, 2001 and will continue in effect until January 31, 2004, unless otherwise terminated as set forth herein.

3.    COMPENSATION

      (A) BASE SALARY. Company shall pay Executive a base salary at an annual rate of Two Hundred Sixty-Five Thousand Dollars ($265,000) payable in accordance with Company's regular pay schedule for senior management. The Board shall review Executive's salary and performance annually, and Executive shall be eligible for an increase in his base salary based on such review. Upon the successful completion of the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, Executive's then-current base salary shall increase by 25%.

      (B) INCENTIVE COMPENSATION. Company shall establish an incentive compensation plan and Executive shall participate in that plan. Within the first 90 days of each fiscal year, the Board and Executive shall discuss and agree on financial and other performance objectives for Executive and Company for the fiscal year. Executive shall receive an incentive compensation opportunity of up to a maximum of 35% of his base salary based on his ability to meet these objectives and as approved by the Board.

      (C) STOCK OPTIONS. The Company shall cause the Board to authorize the issuance of non-qualified options to Executive to acquire shares of the Company's common stock ("Shares"), under the following terms and conditions:

            (1) Executive is granted an option to purchase Seventy-Nine Thousand Three Hundred (79,300) Shares at an exercise price of $1.25 per Share.

            (2) Executive may, at his or the Company's option, pay for all or any portion of the aggregate exercise price by delivering a combination of any or all of the following:

                  (i) By delivering shares of the Company's common stock previously held by Executive which have a fair market value at the date of exercise equal to the aggregate exercise price to be paid by Executive upon such exercise. For purposes of this clause, the fair market value such shares is to be determined by the Board and shall be final and binding, provided that if the shares are publicly traded, the shares' fair market value shall be their average opening and closing prices on the date of exercise;

                  (ii) By delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or

                  (iii) By delivering a full recourse promissory note for all or part of the aggregate exercise price, payable on such terms and bearing such interest rate as determined by the Board (but in no event less than the minimum interest rate specified under the Internal Revenue Code at which no additional interest would be imputed and in no event more than the maximum interest rate allowed under applicable usury laws), which promissory note may be either secured or unsecured in such manner as the Board shall approve (including, without limitation, by a security interest in shares of the Company's stock).

            (3) The options shall vest in equal amounts monthly over 36 months; provided that, in the event the Company undergoes a change of control ("Change of Control") by virtue of a sale or exchange of shares in a transaction or series of transactions occurring in any twelve-month period resulting in the Company's stockholders as of the beginning of such twelve-month period holding less than 50% of the outstanding equity and underlying options and warrants at the end of such period, all of Executive's options shall become immediately vested and fully exercisable upon such Change of Control.

            (4) The option term of Executive's vested options shall terminate upon the first to occur of: (i) Executive's termination of employment with the Company by Company for Cause (as such term is defined in Section 5(f)) or by Executive without Good Reason (as such term is defined in Section 5(g)); or (ii) ten years from the date the options are issued.

            (5) The Board will qualify the options for an exemption from registration under the applicable federal and Washington State securities laws.

      (D)   BENEFITS.

            (1) Executive shall be entitled to receive a minimum of four weeks paid vacation and all benefits (such as medical, dental, sick leave, disability, and retirement benefits) as are generally available from time to time to employed senior executives of Company. For purposes of this section, benefits offered to employees leased to Company are not benefits under this section.

            (2) Company will maintain a reasonable policy of insurance for directors and officers liability as determined by the Board. Executive will be included within that policy of insurance with the premiums paid by Company.

4.    TERMINATION

Employment of Executive pursuant to this Agreement may be terminated as follows:

      (A) BY EXECUTIVE. Executive may terminate his employment at any time, for any reason.

      (B) BY THE COMPANY. The Company may terminate the employment of Executive at any time, for any reason, with or without cause.

      (C) AUTOMATIC TERMINATION. This Agreement and Executive's employment shall terminate automatically upon the death or total disability of Executive. The term "total disability" as used in this Agreement shall mean Executive's inability to perform the duties set forth in Section 1 for a period or periods aggregating one-hundred twenty (120) calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Board. Executive and the Company acknowledge that Executive's ability to perform the duties specified in Section 1 is of the essence of this Agreement.

5.    TERMINATION PAYMENTS

In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate. For purposes of this Agreement, the effective date of termination shall be thirty (30) days after the Executive or the Company gives written notice of termination.

6.    INTELLECTUAL PROPERTY

Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Executive during the term of Executive's employment with Company to and only to the fullest extent allowed by Washington Revised Code Annotated Section 49.44.140 (which is attached as Exhibit B) (collectively "Inventions") and Executive will promptly disclose all Inventions to Company. Executive will also disclose anything Executive believes is excluded by Section
49.44.140 so that Company can make an independent assessment. Executive hereby makes all assignments necessary to accomplish the foregoing. Executive shall further assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Executive hereby irrevocably designates and appoints Company as its agents and attorneys-in-fact to act for and in Executive's behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Executive. If Executive wishes to clarify that something created by Executive prior to Executive's employment that relates to Company's actual or proposed business is not within the scope of this Agreement, Executive has listed it on Exhibit C. If Executive uses or (except where disclosed pursuant to this Section 6 as a claimed exclusion to RCW
49.44.140 or in Exhibit C) discloses Executive's own or any third party's confidential information or intellectual property when acting within the scope of Executive's employment or otherwise on behalf of Company, Company will have and Executive hereby grants Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights. To the extent allowed by law, this section includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent Executive retains any such Moral Rights under applicable law, Executive hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. Executive will confirm any such ratifications, consents and agreements from time to time as requested by Company.

7.    PRIVACY

Executive recognizes and agrees that Executive has no expectation of privacy with respect to Company's telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Executive's activity and any files or messages on or using any of those systems may be monitored at any time without notice.

8.    RESTRICTIVE COVENANTS

Executive acknowledges: (i) that Executive will have access during his employment with Company to confidential information regarding all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) Executive develops, learns or obtains during the term of Executive's employment that relates to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, and that all such information constitutes "Proprietary Information"; (ii) that information regarding Proprietary Information constitutes a valuable asset and trade secret of Company; and (iii) that it is reasonable for Company to protect itself from misappropriation of Proprietary Information by Executive upon termination of employment or otherwise. Accordingly, in consideration of employment hereunder, and other good and valuable consideration, Executive agrees to the following nondisclosure, noninterference and noncompetition covenants during the Term and for a period of twenty-four (24) months after the Term:

      (A) NONDISCLOSURE. Executive will not copy, remove, or disclose any Proprietary Information, except as may be required by law or in the course of performing services for Company, Executive will hold in confidence and not disclose or, except within the scope of Executive's employment, use any Proprietary Information at any time, even after Executive's employment with Company ends for whatever reason. However, Executive shall not be obligated under this paragraph with respect to information Executive can document by clear and convincing evidence is or becomes readily publicly available without restriction through no fault of Executive. Upon termination of Executive's employment or if sooner requested, Executive will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that Executive may keep Executive's personal copies of (i) Executive's compensation records, (ii) materials distributed to shareholders generally and
(iii) this Agreement;

      (B) NONINTERFERENCE. Executive will not employ, solicit, or seek to employ any person who is an employee of Company or its subsidiaries (i) as of the date hereof; (ii) during the Term, or (iii) at the time of employment or solicitation; and

      (C) NONCOMPETITION AND NONSOLICITATION. Executive will not, directly or indirectly, as principal, agent, employee, officer, shareholder, consultant or otherwise, engage in any business that competes directly with Company or any of its subsidiaries, and will not solicit or aid in soliciting, endeavor to obtain as a customer or client, accept sales, marketing, financial, or consulting business from, or perform sales, marketing, consulting or related business for any person, firm, corporation, association or other entity: (i) that is or was a Company customer for whom Executive performed any services or with whom Executive had maintained substantial business contacts at any time during the Term; or (ii) whose business Executive solicited, either alone or in conjunction with others, on behalf of Company or any of its subsidiaries during the Term.

      Executive acknowledges and agrees: (i) that a breach of any of the covenants contained in this Section 8 would cause irreparable injury to Company and its subsidiaries for which monetary damages alone would be inadequate to compensate and protect Company and its subsidiaries; (ii) that Company and its subsidiaries may therefore seek and obtain injunctive relief to enjoin any breach of such restrictive covenants in addition to, and not in limitation of, any other legal or equitable remedies that are available as a matter, of law or equity; and (iii) that specific enforcement of this Agreement by way of an injunction shall not prevent Executive from earning a reasonable livelihood. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT THE NONDISCLOSURE, NONINTERFERENCE, NONCOMPETITION AND NONSOLICITATION COVENANTS CONTAINED HEREIN ARE NECESSARY FOR THE PROTECTION OF COMPANY'S LEGITIMATE BUSINESS INTERESTS AND ARE REASONABLE IN DURATION, GEOGRAPHIC SCOPE, AND OTHER CONTENT. However, in the event a court of competent jurisdiction should decline to enforce any term of the nondisclosure, noninterference, noncompetition or nonsolicitation covenants, as written herein, such covenant shall be deemed to be modified to require confidentiality and restrict Executive's interference, competition and solicitation with Company and its subsidiaries to the maximum duration, geographic scope, and other content that the court shall find enforceable.

9.    ASSIGNMENT

This Agreement is personal to Executive and shall not be assignable by Executive. If the Company changes it name or changes a limited liability corporation to another corporate form, this Agreement will remain in effect between the Executive and the Company's successor. All the terms and provisions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.   WAIVERS

No delay or failure by any party to this Agreement in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver. The express waiver by a party of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

11.   ARBITRATION

Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in the city of Seattle, Washington in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by the Company and Executive or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute that arises in connection with such discovery. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

12.   AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Employment Agreement, nor consent to any departure from any provision of this Agreement by either party, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and Executive.

13.   APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

14.   SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision, and (c) any court or arbitrator having jurisdiction shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

15.   HEADINGS

All headings used in this Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

16.   COUNTERPARTS

This Agreement, and any amendment or modification entered into pursuant to
Section 12, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

17.   ENTIRE AGREEMENT

This Agreement between Executive and the Company (and any addenda, amendments or extensions to those agreements) constitutes the entire agreement between the Company and Executive with respect to the subject matters of this Agreement.

NORTHWEST BIOTHERAPEUTICS, INC.          EXECUTIVE:

By: /s/ Haakon Ragde, M.D.               /s/ Alton Lee Boynton
    ---------------------                ----------------------------------
    Director, Compensation Committee     Alton Lee Boynton

                                    EXHIBIT A

WAIVER AND RELEASE

For and in consideration of the severance payments and benefits set out in the Employment Agreement attached hereto, Executive, on behalf of himself and his agents, heirs, successors and assigns, expressly waives any claims against Company and releases Company (including its officers, directors, stockholders, managers, agents and representatives) from any and all claims, demands, liabilities, damages, obligations, actions or causes of action of any kind, known or unknown, past or present, arising out of, relating to, or in connection with Executive's employment, termination of employment, or the holding of any office with Company or any other related entity. The claims released by Executive include, but are not limited to, claims for defamation, libel, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, or for violation of any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employment Retirement Income Security Program or any other legal limitation on the employment relationship.

This waiver and release shall not waive or release claims (1) where the events in dispute first arise after execution of this Release; (2) for rights or benefits due under the Employment Agreement attached hereto; or (3) relating to Executive's rights to indemnity as a corporate officer of Company.

Executive agrees he has been provided the opportunity to consider whether to enter into this Release, and has voluntarily chosen to enter into it on this date. This Release shall be effective when signed. Executive acknowledges that he is voluntarily executing this Release, that he has carefully read and fully understands all aspects of this Release and the attached Employment Agreement, that he has not relied upon any representations or statements not set forth herein or made by Company's agents or representatives, that he has been advised to consult with an attorney prior to executing the Release, and that, in fact, he has consulted with an attorney of his choice as to the subject matter and effect of this Release.

Date: November 13, 2003                 Executive: /S/ Alton Lee Boynton

                                    EXHIBIT B

               WASHINGTON REVISED CODE ANNOTATED SECTION 49.44.140

Washington Revised Code Annotated Section 49.44.140 provides as follows:

      A provision in an employment agreement that provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and that was developed entirely on the employee's own time, unless:

      (a) the invention relates (i) directly to the business of the employer, or
      (ii) to the employer's actual or demonstrably anticipated research or development, or

      (b) the invention results from any work performed by the employee for the employer.

      Any provision that purports to apply to such an invention is to that extent against the public policy of this state and is to that extent unenforceable.

      An employer shall not require a provision made void and unenforceable by subsection (a) of this section as a condition of employment or continuing employment.

                                    EXHIBIT C

      None.